SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 28, 2011

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue Oxnard, CA 93030

Registrant's Telephone Number, Including Area Code:	(805) 987-9000

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 28, 2011. As of the record date for the Annual Meeting, June 8, 2011, there were 28,334,436 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

     At the Annual Meeting, seven directors stood for reelection to a one year term expiring at the fiscal 2012 Annual Meeting. All seven of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
Frank Perna, Jr.	12,066,782	765,831	11,318,495
Kimberly Alexy	12,187,302	645,311	11,318,495
Michael Burdiek	12,671,395	161,218	11,318,495
Richard Gold	12,609,571	223,042	11,318,495
A.J. "Bert" Moyer	12,445,371	387,242	11,318,495
Thomas Pardun	10,246,988	2,585,625	11,318,495
Larry Wolfe	12,186,552	646,061	11,318,495

     In addition to the election of directors, the stockholders ratified the appointment of SingerLewak LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2012. The results of the voting are summarized as follows:

			Broker
For	Against	Abstain	Non-Votes
23,956,626	156,242	38,240	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

August 1, 2011	By: /s/ Richard Vitelle
Date	Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)